Exhibit 7.1

AGNICO EAGLE MINES LIMITED,

as issuer of the Securities

and

                                          ,

as Trustee

INDENTURE

Dated as of      , 201

CROSS-REFERENCE TABLE BETWEEN TRUST INDENTURE ACT OF 1939
AND THE INDENTURE*

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
Section 310(a)(1)	5.	09
(a)(2)	5.	09
(b)	5.	08, 5.10
Section 312(a)	6.	01
(c)	6.	01
Section 313(a)	6.	02
(c)	6.	02
Section 314(a)	6.	03
(c)(1)	1.	03
(c)(2)	1.	03
(e)	1.	03
Section 315(b)	5.	02
Section 316(a)	6.	02
(last sentence)	1.	01 (“Outstanding”)
(a)(1)(A)	4.	02, 4.12
(a)(1)(B)	4.	13
(b)	4.	08
(c)	1.	05
Section 317(a)(1)	4.	03
(a)(2)	4.	04
(b)	9.	03
Section 318(a)	1.	08

*This cross-reference table does not constitute a part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.01	DEFINITIONS	1
	“Act”	1
	“Affiliate”	1
	“Beneficial Owner”	2
	“Board of Directors”	2
	“Board Resolution”	2
	“Book-Based System”	2
	“Book-Entry Securities”	2
	“Business Day”	2
	“Canadian dollars”, “Cdn dollars”, “Cdn$” and “$”	2
	“Capital Lease Obligation”	2
	“Capital Stock”	3
	“Clearing Agency”	3
	“Clearing Agency Participant”	3
	“Commission”	3
	“Common Stock”	3
	“Company”	3
	“Company Request” or “Company Order”	3
	“Consolidation”	3
	“Corporate Trust Office”	4
	“Debt”	4
	“Default”	4
	“Depositary”	4
	“Discount Securities”	4
	“Disqualified Stock”	5
	“DTC”	5
	“Event of Default”	5
	“Exchange Act”	5
	“Global Security”	5
	“Government Obligations”	5
	“Guarantor”	5
	“Holder”	5
	“Holder Direction”	5
	“IFRS”	5
	“Indenture”	6
	“Interest Payment Date”	6
	“Lien”	6
	“Linked Securities”	6

i

	“Material Subsidiary”	6
	“Maturity”	6
	“Maturity Consideration”	6
	“Officers’ Certificate”	6
	“Opinion of Counsel”	6
	“Outstanding”	7
	“Paying Agent”	7
	“Person”	8
	“Place of Payment”	8
	“Predecessor Security”	8
	“Preferred Stock”	8
	“Purchase Money Obligations”	8
	“Redemption Date”	8
	“Redemption Price”	8
	“Regular Record Date”	8
	“Responsible Officer”	8
	“Restricted Subsidiary”	8
	“Securities Act”	8
	“Security” and “Securities”	9
	“Series” or “Series of Securities”	9
	“Series Supplement”	9
	“Shareholders’ Equity”	9
	“Special Record Date”	9
	“Stated Maturity”	9
	“Subsidiary”	9
	“Trust Indenture Act”	9
	“Trustee”	9
	“U.S.$” and “U.S. dollars”	9
	“Unrestricted Subsidiary”	9
	“Voting Shares”	9
1.02	OTHER DEFINITIONS	10
1.03	COMPLIANCE CERTIFICATES AND OPINIONS	10
1.04	FORM OF DOCUMENTS DELIVERED TO THE TRUSTEE	11
1.05	ACTS OF HOLDERS	11
1.06	NOTICES, ETC., TO TRUSTEE AND COMPANY	13
1.07	NOTICE TO HOLDERS; WAIVER	13
1.08	CONFLICT OF ANY PROVISION OF INDENTURE WITH THE TRUST INDENTURE ACT	13
1.09	EFFECT OF HEADINGS AND TABLE OF CONTENTS	14
1.10	SUCCESSORS AND ASSIGNS	14
1.11	SEPARABILITY CLAUSE	14
1.12	BENEFITS OF INDENTURE	14
1.13	GOVERNING LAW	14

ii

1.14	LEGAL HOLIDAYS	14
1.15	AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES	15
1.16	CONVERSION OF CURRENCY	15
1.17	CURRENCY EQUIVALENT	16
1.18	NO RECOURSE AGAINST OTHERS	17
1.19	RELIANCE ON FINANCIAL DATA	17
1.20	DOCUMENTS IN ENGLISH	17
1.21	NO CONFLICT WITH SERIES SUPPLEMENTS	17

ARTICLE 2
THE SECURITIES

2.01	TITLE AND TERMS	18
2.02	ESTABLISHMENT OF TERMS OF SERIES OF SECURITIES	18
2.03	DENOMINATIONS	21
2.04	EXECUTION, AUTHENTICATION, DELIVERY AND DATING	21
2.05	TEMPORARY SECURITIES	23
2.06	REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE	23
2.07	BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES	24
2.08	MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES	26
2.09	PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED	26
2.10	PERSONS DEEMED OWNERS	27
2.11	CANCELLATION	28
2.12	COMPUTATION OF INTEREST	28

ARTICLE 3
DEFEASANCE AND COVENANT DEFEASANCE

3.01	COMPANY’S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE	28
3.02	DEFEASANCE AND DISCHARGE	29
3.03	COVENANT DEFEASANCE	29
3.04	CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE	30
3.05	DEPOSITED MONEY TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS	31
3.06	REINSTATEMENT	32

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ARTICLE 4
REMEDIES

4.01	EVENTS OF DEFAULT	32
4.02	ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT	34
4.03	COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE	35
4.04	TRUSTEE MAY FILE PROOFS OF CLAIM	36
4.05	TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES	36
4.06	APPLICATION OF MONEY COLLECTED	37
4.07	LIMITATION ON SUITS	37
4.08	UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST	38
4.09	RESTORATION OF RIGHTS AND REMEDIES	38
4.10	RIGHTS AND REMEDIES CUMULATIVE	38
4.11	DELAY OR OMISSION NOT WAIVER	38
4.12	CONTROL BY HOLDERS	39
4.13	WAIVER OF PAST DEFAULTS	39
4.14	UNDERTAKING FOR COSTS	39

ARTICLE 5
THE TRUSTEE

5.01	CERTAIN DUTIES AND RESPONSIBILITIES	40
5.02	NOTICE OF DEFAULTS	41
5.03	CERTAIN RIGHTS OF TRUSTEE	41
5.04	NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES	42
5.05	MAY HOLD SECURITIES	42
5.06	MONEY HELD IN TRUST	43
5.07	COMPENSATION, REIMBURSEMENT AND INDEMNITY	43
5.08	CONFLICTING INTERESTS	43
5.09	CORPORATE TRUSTEE REQUIRED; ELIGIBILITY	44
5.10	RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR	44
5.11	ACCEPTANCE OF APPOINTMENT BY SUCCESSOR	45
5.12	MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS	46
5.13	TRUSTEE NOT TO BE APPOINTED RECEIVER	47
5.14	ACCEPTANCE OF TRUSTS	47

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ARTICLE 6
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

6.01	DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS	47
6.02	REPORTS BY TRUSTEE	48
6.03	REPORTS BY COMPANY	48

ARTICLE 7
AMALGAMATION, CONSOLIDATION, MERGER, CONVEYANCE,
TRANSFER OR LEASE

7.01	COMPANY MAY AMALGAMATE, ETC., ONLY ON CERTAIN TERMS	48
7.02	SUCCESSOR SUBSTITUTED	49

ARTICLE 8
SUPPLEMENTS AND AMENDMENTS TO INDENTURE

8.01	SUPPLEMENTAL INDENTURES AND AMENDMENTS WITHOUT CONSENT OF HOLDERS	50
8.02	SUPPLEMENTAL INDENTURES AND CERTAIN AMENDMENTS WITH CONSENT OF HOLDERS	51
8.03	EXECUTION OF SUPPLEMENTAL INDENTURES	52
8.04	EFFECT OF SUPPLEMENTAL INDENTURES	52
8.05	CONFORMITY WITH THE TRUST INDENTURE ACT	52
8.06	REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES	52
8.07	EXECUTION OF SUBORDINATION AGREEMENTS	52

ARTICLE 9
COVENANTS

9.01	PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST	53
9.02	MAINTENANCE OF OFFICE OR AGENCY	53
9.03	MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST	53
9.04	CORPORATE EXISTENCE	54
9.05	PAYMENT OF TAXES AND OTHER CLAIMS	55
9.06	PROVISION OF FINANCIAL INFORMATION	55
9.07	PAYMENT OF ADDITIONAL AMOUNTS	56
9.08	STATEMENT AS TO COMPLIANCE	57
9.09	WAIVER OF CERTAIN COVENANTS	57

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ARTICLE 10
REDEMPTION OF SECURITIES

10.01	RIGHT OF REDEMPTION	57
10.02	APPLICABILITY OF ARTICLE	58
10.03	ELECTION TO REDEEM; NOTICE TO TRUSTEE	58
10.04	SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED	58
10.05	NOTICE OF REDEMPTION	58
10.06	DEPOSIT OF REDEMPTION PRICE	59
10.07	SECURITIES PAYABLE ON REDEMPTION DATE	59
10.08	SECURITIES REDEEMED IN PART	60
10.09	SECURITIES PURCHASED IN PART	60

vi

INDENTURE dated as of        , 201  between Agnico Eagle Mines Limited, a corporation existing under the laws of the Province of Ontario (hereinafter called the “Company”), and         , as trustee (hereinafter called the “Trustee”).

WHEREAS the Company wishes to issue from time to time Securities in the manner provided for in this Indenture;

NOW, THEREFORE, THIS INDENTURE WITNESSES that, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Company and the Trustee, the Company and the Trustee agree, for the equal and proportionate benefit of all Holders of the securities issued under this Indenture (the “Securities”), as follows:

ARTICLE 1
 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.01          DEFINITIONS

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with IFRS;

(d)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(e)           the words “include”, “includes” and “including” as used herein shall be deemed in each case to be followed by the phrase “without limitation”; and

(f)            the words “amendment or refinancing” as used herein shall be deemed in each case to refer to any amendment, renewal, extension, substitution, refinancing, restructuring, restatement, replacement, supplement or other modification of any instrument or agreement; the words “amended or refinanced” shall have a correlative meaning.

Certain terms are defined in those Articles in which they are used principally.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.05.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Beneficial Owner” means (a) with respect to Book-Entry Securities, the Person who is the beneficial owner of such Book-Entry Securities as reflected on the books of a Clearing Agency or a Clearing Agency Participant maintaining an account with a Clearing Agency (directly or as an indirect participant, in accordance with the rules of a Clearing Agency); or (b) with respect to Securities other than Book-Entry Securities, a Person who is (i) a beneficial owner of such Securities and as reflected on the Security Register or (ii) a Person who is the beneficial owner of such Securities and as reflected on the books of a registered Holder who holds such Securities on behalf of the beneficial owner, as the case may be.

“Board of Directors” means the board of directors of the Company or any duly authorized committee of such board.

“Board Resolution” means a copy of a resolution certified by the General Counsel, Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Book-Based System” means, in relation to the Global Securities of a Series, the debt clearing, record entry, transfer and pledge systems and services established and operated by or on behalf of the related Depositary for such Series (including where applicable pursuant to one or more agreements between such Depositary and its participants establishing the rules and procedures for such systems and services).

“Book-Entry Securities” means any Global Securities issued or registered in the name of a Clearing Agency maintaining book-entry records with respect to the ownership and transfer of such Securities, or its nominee, or a custodian of such Clearing Agency, or its nominee, and for which registration, transfer and exchange of such Securities or any interest therein may not be effected by the Trustee or any other Person maintaining the Security Register, except in accordance with the terms of this Indenture and the rules of the Clearing Agency.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which (a) is not a day on which banking institutions and trust companies in The City of New York or The City of Toronto are authorized or obligated by law, regulation or executive order to be closed, and (b) in connection with a particular Series, is a day in any Place of Payment relative to such Series on which the related Depositary, if any, for such Series processes transactions under its Book-Based System.

“Canadian dollars”, “Cdn dollars”, “Cdn$” and “$” each mean lawful currency of Canada.

“Capital Lease Obligation” means, with respect to any Person, an obligation incurred or assumed in the ordinary course of business under or in connection with any capital lease of real or personal property which, in accordance with IFRS, has been recorded as a capitalized lease.

2

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or equivalents (however designated) of such Person’s capital stock whether now outstanding or issued after the date of this Indenture, including, without limitation, all Common Stock and Preferred Stock.

“Clearing Agency” means, in relation to a Series issuable in whole or in part in the form of one or more Global Securities, DTC or any other organization recognized as a “clearing agency” pursuant to applicable securities law that is specified for such purpose in the related Series Supplement.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of Book-Entry Securities held by the Clearing Agency.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means, with respect to any Person, any and all shares, interests and participations (however designated and whether voting or non-voting) in such Person’s common equity, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such common stock.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of Trust Indenture Act Sections 310 through 317 as they are applicable to the Company, the term “Company” shall include any other obligor with respect to the Securities for the purposes of complying with such provisions.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two of the following officers: its Chairman of the Board of Directors, any Vice-Chairman, its President, its Chief Financial Officer, any Senior Vice-President, any Vice-President, its Treasurer, its Corporate Secretary or its General Counsel, and delivered to the Trustee.

“Consolidation” means the consolidation of the accounts of the Restricted Subsidiaries with those of the Company, if and to the extent the accounts of each such Restricted Subsidiary would normally be consolidated with those of the Company, all in accordance with IFRS; provided, however, that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary. For purposes of clarification, it is understood that the accounts of the Company or any Restricted Subsidiary include the accounts of any partnership, the beneficial interests in which are controlled (in accordance with IFRS) by the Company or any such Restricted Subsidiary. The term “Consolidated” shall have a correlative meaning.

3

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered. At the date of execution of this Indenture, the Corporate Trust Office of the Trustee is located at                                            ..

“Debt” means, with respect to any Person, without duplication and (except as provided in clause (ii) below) without regard to any interest component thereof (whether actual or imputed) that is not yet due and payable:

(i)    money borrowed (including, without limitation, by way of overdraft) or indebtedness represented by notes payable and drafts accepted representing extensions of credit;

(ii)   the face amount of any drafts of a corporation in Canadian dollars and accepted by a Canadian lender for discount in Canada;

(iii)  all obligations (whether or not with respect to the borrowing of money) which are evidenced by bonds, debentures, notes or other similar instruments or not so evidenced but which would be considered to be indebtedness for borrowed money in accordance with IFRS;

(iv)  all liabilities upon which interest charges are customarily paid by such Person;

(v)   shares of Disqualified Stock not held by the Company or a wholly-owned Restricted Subsidiary;

(vi)  Capital Lease Obligations and Purchase Money Obligations, determined in each case in accordance with IFRS; and

(vii) any guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business) in any manner of any part or all of an obligation included in clauses (i) through (vi) above; provided that “Debt” shall not include trade payables and accrued liabilities which are current liabilities incurred in the ordinary course of business.

“Default” means, with respect to a Series, any event that is, or after notice or passage of time or both would be, an Event of Default with respect to such Series.

“Depositary” means, with respect to a Series issuable in whole or in part in the form of one or more Global Securities, the Clearing Agency or Clearing Agencies designated in or pursuant to the related Series Supplement as the Depositary or Depositaries for such Series, together with their respective successors in such capacity; provided, however, that, if no Clearing Agency is so designated in the related Series Supplement, “Depositary” means, with respect to such Series, DTC.

“Discount Securities” means Securities, other than Linked Securities, issued pursuant to this Indenture which are offered for a price less than the amount thereof to be due and payable at Maturity other than solely due to such amount being determined by application of a multiplier or leverage factor.

4

“Disqualified Stock” means, for any Series, any Capital Stock of the Company or any Restricted Subsidiary which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of such Series for cash or securities constituting Debt.

“DTC” means The Depository Trust Company, together with its successors from time to time.

“Event of Default” has the meaning specified in Article Four.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and as in force at the date as of which this instrument was executed.

“Global Security” means a Security of a Series in global form.

“Government Obligations” means direct obligations of, or obligations of a Person the timely payment of which is unconditionally guaranteed by, the government that issued any of the currencies in which the applicable Series of Securities are payable, and that are not subject to prepayment, redemption or call at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such obligation or obligations or a specific payment of principal of or interest on any account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal of or interest on the Government Obligation evidenced by such depository receipt.

“Guarantor” means, in respect of any Series of Securities, any Person that guarantees the payment and performance of obligations of the Company in respect of such Securities, as specified in the Series Supplement in respect of such Securities.

“Holder” means a Person in whose name a Security is registered in the Security Register (and including, for greater certainty, in the case of any Global Security, the applicable Depositary or its nominee which has possession of such Global Security or in whose name such Global Security is registered, as the case may be).

“Holder Direction” means, in respect of an Act of Holders of a Series, an approval of or direction to make, give or take such Act given pursuant to an instrument in writing signed in one or more counterparts by Holders (in person or by their agent duly appointed in writing) of more than 50% of the principal amount of such Series then Outstanding.

“IFRS” means International Financial Reporting Standards as in effect from time to time.

5

“Indenture” means (i) this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended (other than by a Series Supplement) by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, or (ii) with respect to a particular Series, this Indenture as defined in clause (i) above as supplemented by the related Series Supplement.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the applicable Series of Securities.

“Lien” means any mortgage, charge, pledge, lien, privilege, security interest, hypothecation and transfer, lease of real property or other encumbrance upon or with respect to any property of any kind of the Company or any of the Restricted Subsidiaries, real or personal, movable or immovable, now owned or hereafter acquired.

“Linked Securities” means Securities the Maturity Consideration of which or any other payment thereon will be determined by reference to: (a) one or more equity or debt securities, including, but not limited to, the price or yield of such securities; (b) any statistical measure of economic or financial performance, including, but not limited to, any currency, consumer price or mortgage index; or (c) the price or value of any commodity or any other item or index or any combination thereof.

“Material Subsidiary” means any Subsidiary of the Company (whether or not wholly-owned) (a) that, as of the end of any fiscal quarter of the Company, has total consolidated or unconsolidated assets having a book value of US$40,000,000 (or the equivalent amount in any other applicable currency at the applicable rate of exchange) or more, or (b) that, as of the end of any fiscal quarter of the Company, has total consolidated or unconsolidated revenue for the last 12 months of US $20,000,000 (or the equivalent amount in any other applicable currency at the applicable rate of exchange) or more.

“Maturity”, when used with respect to any Security, means the date on which the principal of (and premium, if any) and interest on such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof or by declaration of acceleration, call for redemption or otherwise.

“Maturity Consideration” means, with respect to Securities of a Series (whether or not issued by, or the obligation of, the Company), the amount of money (including payment of principal and premium, if any, and any accrued but unpaid interest thereon), or a combination of money, securities and/or other property, in either case payable or deliverable upon payment of the discharge of the Securities of such Series upon Maturity.

“Officers’ Certificate” means a certificate signed by any two of the following officers of the Company: its Chairman, any Vice Chairman, its President, its Chief Financial Officer, any Senior Vice President, any Vice President, its Treasurer, its Corporate Secretary or its General Counsel, and delivered to the Trustee. Each such certificate shall include the statements provided for in applicable provisions of the Trust Indenture Act and shall comply with Section 1.03.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, which opinion shall be reasonably acceptable to the Trustee. Each such opinion shall include the statements provided for in applicable provisions of the Trust Indenture Act and shall comply with Section 1.03.

6

“Outstanding”, when used with respect to the Securities or a Series of Securities means, as of the date of determination, all Securities (or all Securities of such Series, as applicable) theretofore authenticated and delivered under this Indenture, except:

(a)            Securities theretofore cancelled by the Trustee or delivered to the Trustee, the related Security Registrar or the related Paying Agent for cancellation;

(b)           Securities, or portions thereof, for whose payment, redemption or purchase money in the necessary amount has been theretofore deposited with the Trustee or any related Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c)            Securities, except to the extent provided in Sections 3.02 and 3.03, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Three; and

(d)           Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company.

In determining whether the Holders of the requisite principal amount of Outstanding Securities (or Series of Outstanding Securities) have given any request, demand, direction, consent or waiver hereunder, the principal amount of a Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the face amount due and payable at Maturity and, provided further, that, Securities owned by the Company, or any other obligor upon the Securities or any Affiliate of the Company or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, direction, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

“Paying Agent” means, in respect of a Series, any Person authorized by the Company in or pursuant to the Indenture or the related Series Supplement to pay the principal of (or premium, if any) or interest on any Securities of such Series on behalf of the Company.

7

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

“Place of Payment” means, in relation to a Series, the place or places where the principal of (and premium or other amounts, if any) and interest on Securities of such Series are payable as specified in the related Series Supplement or, if no Place of Payment is specified in such Series Supplement, the Corporate Trust Office of the Trustee located in               .

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.08 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s preferred or preference stock whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all classes and series of preferred or preference stock.

“Purchase Money Obligations” means, with respect to any Person, obligations, other than Capital Lease Obligations, incurred or assumed in the ordinary course of business in connection with the purchase of property to be used in the business of such Person.

“Redemption Date”, when used with respect to any Securities to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date”, for the interest payable on any Interest Payment Date, means the date specified with respect to such Series (whether or not a Business Day) in the related Series Supplement.

“Responsible Officer”, when used with respect to the Trustee, means any managing director, any director, or any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Securities Act” means the United States Securities Act of 1933, as amended, and as in force at the date as of which this instrument was executed.

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“Security” and “Securities” have the meaning set forth in the paragraph immediately preceding Section 1.01 of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Series” or “Series of Securities” means all Securities of a series, whether or not any such Securities have been or are to be issued on the same date.

“Series Supplement” means, with respect to a Series, a supplement to this Indenture establishing the terms and conditions applicable to such Series, as such supplement may be amended, modified, supplemented, consolidated or restated from time to time.

“Shareholders’ Equity” means, at any time, the amount which would, in accordance with IFRS, be classified on the consolidated balance sheet of the Company at such time as shareholders’ equity of the Company.

“Special Record Date” means a date fixed by the Trustee for the payment of any Default Interest pursuant to Section 2.09.

“Stated Maturity”, when used with respect to any Series of Securities or any installment of interest thereon, means the date specified in such Series as the fixed date on which the principal of such Series or such installment of interest is due and payable.

“Subsidiary” means any firm, partnership, corporation or other legal entity in which the Company, the Company and one or more Subsidiaries or one or more Subsidiaries owns, directly or indirectly, a majority of the Voting Shares or has, directly or indirectly, the right to elect a majority of the board of directors, if it is a corporation, or the right to make or control its management decisions, if it is some other Person.

“Trust Indenture Act” means the United States Trust Indenture Act of 1939, as amended, and as in force at the date as of which this instrument was executed, except as provided in Section 8.05.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“U.S.$” and “U.S. dollars” each mean lawful currency of the United States of America.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary in accordance with the provisions of the applicable Series Supplement and (ii) any Subsidiary of an Unrestricted Subsidiary.

“Voting Shares” means any Capital Stock having voting power under ordinary circumstances to vote in the election of a majority of the directors of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

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1.02        OTHER DEFINITIONS

Defined
Defined Term	in Section
Additional Amounts	9.07
Bankruptcy Law	4.01
Bankruptcy Order	4.01
Base Currency	1.16
covenant defeasance	3.03
Custodian	4.01
Default Interest	2.09
defeasance	3.02
Determination Date	1.16
Excluded Holder	9.07
First Currency	1.17
incorporated provision	1.08
judgment currency	1.16
liquidation currency	1.16
Notice of Default	4.01
Other Currency	1.17
rate(s) of exchange	1.16
Relevant Person	1.19
Security Register	2.06
Security Registrar	2.06
Successor Company	7.01
Taxes	9.07

1.03        COMPLIANCE CERTIFICATES AND OPINIONS

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant, the compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

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Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)           a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion, as applicable, are based;

(c)           a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(d)           a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with or satisfied.

1.04        FORM OF DOCUMENTS DELIVERED TO THE TRUSTEE

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

1.05        ACTS OF HOLDERS

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of one or more Series of Securities may be made, given or taken by way of a Holder Direction from Holders of such one or more Series; and, except as herein otherwise expressly provided, such action shall become effective when the instrument in respect of the Holder Direction is delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 5.01 and Trust Indenture Act Section 315) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

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Without limiting the generality of this Section, unless otherwise established in or pursuant to a Series Supplement pursuant to Section 2.02, a Holder, including a Clearing Agency that is a Holder of a Global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Clearing Agency that is a Holder of a Global Security may provide its proxy or proxies to the Beneficial Owners of interests in any such Global Security through such Clearing Agency’s standing instructions and customary practices.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(c)           The ownership of Securities and the principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d)           If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of the Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Securities (or Series of Securities) then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities (or Securities of a Series of Securities) then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)           Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent, any Security Registrar or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

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1.06        NOTICES, ETC., TO TRUSTEE AND COMPANY

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a)           the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or delivered, in writing, to or with the Trustee at                  ; and

(b)           the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing to the Company to 145 King Street East, Suite 400 Toronto, Ontario Canada, M5C 2Y7 Attention: David Smith, or, in either case, at any other address previously furnished in writing to the Trustee by the Company.

1.07        NOTICE TO HOLDERS; WAIVER

Except as otherwise expressly provided herein or in a Series Supplement, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder when mailed whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

1.08        CONFLICT OF ANY PROVISION OF INDENTURE WITH THE TRUST INDENTURE ACT

Each of the Trustee, the Company and any Guarantor agrees to comply with all provisions of the Trust Indenture Act applicable to or binding upon it in connection with this Indenture and any action to be taken hereunder. If and to the extent that any provision of this Indenture (including any Series Supplement or other supplemental indenture) limits, qualifies or conflicts with any mandatory requirement of the Trust Indenture Act, such mandatory requirement shall prevail. For greater certainty, if and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act, or conflicts with any provision (an “incorporated provision”) required by or deemed to be included in this Indenture by operation of such Trust Indenture Act sections, such imposed duties or incorporated provision shall control.

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1.09        EFFECT OF HEADINGS AND TABLE OF CONTENTS

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

1.10        SUCCESSORS AND ASSIGNS

All covenants and agreements in this Indenture by the Company shall bind its successors and permitted assigns (if any), whether so expressed or not. All covenants and agreements of the Trustee in this Indenture shall bind its successors and permitted assigns (if any), whether so expressed or not.

1.11        SEPARABILITY CLAUSE

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.12        BENEFITS OF INDENTURE

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto, any Paying Agent and any Security Registrar, and their respective successors hereunder, and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture or in respect of the Securities.

1.13        GOVERNING LAW

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York. This Indenture shall be subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

1.14        LEGAL HOLIDAYS

In any case where any Interest Payment Date, Redemption Date, date established for payment of Default Interest pursuant to Section 2.09 or Stated Maturity with respect to any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision in the Securities of any Series which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal (and premium or other amounts, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for payment of Default Interest pursuant to Section 2.09 or Stated Maturity and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, date established for payment of Default Interest pursuant to Section 2.09 or Stated Maturity to the next succeeding Business Day.

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1.15        AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES

By the execution and delivery of this Indenture, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed                               , as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Securities or this Indenture that may be instituted in any federal or state court in the State of New York, Borough of Manhattan, or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that              has accepted such designation, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon          and written notice of said service to it (mailed or delivered to its                    , in each case as specified in Section 1.06(b) hereof) shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of                      in full force and effect so long as this Indenture shall be in full force and effect.

To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Securities, to the extent permitted by law.

1.16        CONVERSION OF CURRENCY

The Company covenants and agrees that the following provisions shall apply to conversion of currency in the case of any Series of Securities and this Indenture:

(a)           (i) If, for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into any other currency (the “judgment currency”) an amount in the currency due hereunder or under such Series (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which a final judgment which is not appealable is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine) (such day being the “Determination Date”).

(ii) If there is a change in the rate of exchange prevailing between the Determination Date for a judgment and the date of receipt of the amount due in respect of such judgment, the Company will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

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(b)           In the event of the winding-up of the Company at any time while any amount or damages owing under such Series and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders of the Securities of such Series and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in the Base Currency due or contingently due under such Series and this Indenture (other than under this Subsection (b)) is calculated for the purposes of converting such amounts into another currency (the “liquidation currency”) in such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Subsection (b), the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c)           The obligations contained in Subsections (a)(ii) and (b) of this Section 1.16 shall constitute obligations of the Company separate and independent from its other respective obligations under the Securities and this Indenture, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or any of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under Subsection (b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the liquidator or otherwise or any of them. In the case of Subsection (b) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d)           The term “rate(s) of exchange” shall in respect of each Series mean (unless otherwise provided in the applicable Series Supplement) the rate of exchange quoted by The Bank of Nova Scotia at its central foreign exchange desk in its head office in Toronto at 12:00 noon (Toronto, Ontario time) for purchases of the Base Currency with the judgment currency or liquidation currency, as applicable, and includes any premiums and costs of exchange payable.

(e)           Neither the Trustee nor any Paying Agent shall have any duty or liability with respect to monitoring or enforcing this Section 1.16.

1.17        CURRENCY EQUIVALENT

Except as provided in Section 1.16, for purposes of the construction of the terms of this Indenture or of the Securities, in the event that any amount is stated herein in the currency of one nation (the “First Currency”), as of any date such amount shall also be deemed to represent the amount in the currency of any other relevant nation (the “Other Currency”) which is required to purchase such amount in the First Currency at the rate of exchange quoted by The Bank of Nova Scotia at its central foreign exchange desk in its head office in Toronto at 12:00 noon (Toronto, Ontario time) on the date of determination.

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1.18        NO RECOURSE AGAINST OTHERS

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of the Securities waives and releases all such liability.

1.19        RELIANCE ON FINANCIAL DATA

In computing any amounts under this Indenture, (i) to the extent relevant in computing any amounts under this Indenture, the Company shall use audited financial statements of the Company, its Subsidiaries, any Person that would become a Subsidiary in connection with the transaction that requires the computation and any Person from which the Company or a Subsidiary has acquired an operating business, or is acquiring an operating business in connection with the transaction that requires the computation (each such Person whose financial statements are relevant in computing any particular amount, a “Relevant Person”) for the period or portions of the period to which the computation relates for which audited financial statements are available on the date of computation and unaudited financial statements and other current financial data based on the books and records of the Relevant Person or Relevant Persons, as the case may be, to the extent audited financial statements for the period or any portion of the period to which the computation relates are not available on the date of computation, and (ii) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of any Relevant Person that are available on the date of the computation.

1.20        DOCUMENTS IN ENGLISH

The Company, the Trustee and, by their acceptance of Securities and the benefits of this Indenture (including the related Series Supplement), the Holders acknowledge that this Indenture, each Security and each document related hereto and thereto has been drawn up in English at the express will of such Persons.

1.21        NO CONFLICT WITH SERIES SUPPLEMENTS

The terms and provisions of a Series Supplement for any particular Series may eliminate, modify, amend or add to any of the terms and provisions of this Indenture, but solely as applied to such Series. The insertion of the phrase “in any Series Supplement”, “unless otherwise provided in the related Series Supplement” or similar phrases in this Indenture, or the absence of any such phrase, shall not limit the scope of or otherwise affect the proceeding sentence or Section 2.02. For greater certainty, if a term or provision contained in this Indenture shall conflict or be inconsistent with a term or provision of any such Series Supplement, such Series Supplement shall govern with respect to the Series to which it relates; provided, however, that the terms and provisions of such Series Supplement may eliminate, modify, amend or add to the terms and provisions of this Indenture solely as applied to such Series.

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ARTICLE 2
 THE SECURITIES

2.01        TITLE AND TERMS

An unlimited aggregate principal amount of Securities may be authenticated and delivered under this Indenture. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth in the applicable Series Supplement detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Series Supplement may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters.

Except as otherwise provided in the related Series Supplement, the Company hereby designates the Corporate Trust Office in The City of New York as the Place of Payment for each Series (and, if the Company shall designate and maintain an additional office or agency at the Place of Payment in respect of such Series, also such additional Place of Payment) and initially appoints the Trustee as the Paying Agent therefor; provided, however, that, at the option of the Company, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register; provided further that all payments of the principal of, and interest, premium and other amounts, if any, on, Securities, the Holders of which have given wire transfer instructions to the Company or the Paying Agent at least 10 Business Days prior to the applicable payment date and hold at least Cdn$1,000,000 (for Securities denominated in Canadian dollars) or U.S.$1,000,000 (for Securities denominated in U.S. dollars), or the equivalent amount in any other currency or currencies, in principal amount of Securities, will be required to be made by wire transfer of immediately available funds to the accounts specified by such Holders in such instructions. Any such wire transfer instructions received by the Company or the Paying Agent shall remain in effect until revoked by such Holder. Notwithstanding the foregoing, the final payment of principal shall be payable only upon surrender of the Security to the Paying Agent.

The Securities shall be redeemable as provided in Article Ten.

2.02        ESTABLISHMENT OF TERMS OF SERIES OF SECURITIES

At or prior to the issuance of any Securities within a Series, the following shall be established by a Series Supplement pursuant to authority granted under a Board Resolution:

(a)           the title of the Securities of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

(b)           the ranking of the Securities of the Series relative to other Debt of the Company and the terms of any subordination provisions;

(c)           any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series);

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(d)           the date or dates on which the Maturity Consideration for the Securities of the Series are payable;

(e)           whether the Securities of the Series will bear interest and/or whether Securities will be issued as Discount Securities or Linked Securities, the rate or rates (which may be fixed or variable) at which the Securities of the Series shall bear interest, if any, and, if applicable, the interest rate basis, formula or other method of determining such interest rate or rates, the date or dates from which such interest, if any, shall accrue, the Interest Payment Dates on which such interest, if any, shall be payable or the method by which such dates will be determined, the record dates for the determination of Holders thereof to whom such interest is payable (in the case of Securities in registered form), whether any interest will be paid on Default Interest and the basis upon which such interest will be calculated if other than that of a 360 day year of twelve 30-day months;

(f)            the currency or currencies, including composite currencies in which Securities of the Series shall be denominated;

(g)           any Place of Payment in addition to or instead of the Corporate Trust Office of the Trustee and the method of such payment, if by electronic transfer, mail or other means, to the extent different or additional to the method provided herein, where Securities of such Series may be surrendered for registration, transfer or exchange and where demand to or upon the Company in respect of such Securities and this Indenture may be served;

(h)           the price or prices at which, the period or periods within which, and the terms and conditions upon which, Securities of the Series may be redeemed, in whole or in part at the option of the Company or otherwise;

(i)            the form of the Securities of the Series and whether Securities of the Series are to be issued in registered form or bearer form or both;

(j)            whether Securities of the Series are to be issuable in fully certificated form or as Book-Entry Securities and, if in certificated form, whether such Securities are to be issuable initially in the form of one or more Global Securities and the form of any legend or legends to be borne by any such Security;

(k)           if the Securities of the Series shall be issued in whole or in part in the form of a Global Security, the terms and conditions, if any, upon which such Global Security may be exchanged in whole or in part for other individual definitive Securities of such Series to the extent different from what is provided herein and the Depositary for such Global Security;

(l)            any authenticating agent, Paying Agent, transfer agent or Security Registrar in respect of such Series to the extent different than, or in addition to, any Person identified as such in this Indenture;

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(m)          the terms and conditions, if any, upon which the Securities of the Series may be converted into common shares or other equity interests of the Company, including the initial conversion price or rate, the conversion period and any additional provisions;

(n)           the obligation, if any, of the Company to redeem, purchase or repay the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(o)           the terms, if any, upon which the Securities of the Series may be exchanged for other securities, and the terms and conditions upon which such exchange shall be effected, including the initial exchange price or rate, the exchange period and any other additional provisions;

(p)           if other than denominations of Cdn$1,000 or U.S.$1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;

(q)           if the amount of Maturity Consideration with respect to the Securities of the Series may be determined with reference to an index or pursuant to a formula or other method, the manner in which such amounts will be determined and the calculation agent, if any, with respect thereto;

(r)            if the principal amount payable at the Stated Maturity of Securities of the Series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity and which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

(s)            the applicability of, or any changes or additions to, the defeasance and discharge provisions of Article Three;

(t)            if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 4.02;

(u)           the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Securities of the Series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of this Indenture as then in effect;

(v)           any addition to or modification or elimination of the Events of Default (and the related definitions) which applies to the Series and any change in the right of the Trustee or the requisite Holders of such Series of Securities to declare the principal amount of, or interest, premium or other amounts, if any, on, such Series of Securities due and payable pursuant to Section 4.02;

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(w)          the applicability of, and any addition to or change in, the covenants (and the related definitions) set forth in Articles Seven or Nine or elsewhere in this Indenture which apply to Securities of the Series;

(x)            with regard to Securities of the Series that do not bear interest, the dates for certain required reports to the Trustee;

(y)           any guarantees to be provided in respect of the Company’s obligations in respect of the Securities of the Series and the terms and conditions, if any, pursuant to which such Series is to be guaranteed; and

(z)            any other terms of Securities of the Series (which terms shall not be expressly prohibited by the provisions of this Indenture or prohibited by the Trust Indenture Act).

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Series Supplement referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Series Supplement.

2.03        DENOMINATIONS

The Securities shall be issuable, except as otherwise provided with respect to any Series of Securities pursuant to the related Series Supplement in accordance with Section 2.02, in fully registered form without coupons and in denominations of Cdn$1,000 (for Securities denominated in Canadian dollars) or U.S.$1,000 (for Securities denominated in U.S. dollars) and any integral multiple thereof.

2.04        EXECUTION, AUTHENTICATION, DELIVERY AND DATING

The Securities shall be executed on behalf of the Company by any two of the following officers of the Company: its Chairman, any Vice-Chairman, its President, its Chief Financial Officer, any Vice-President, its Treasurer or its Corporate Secretary. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Series Supplement delivered pursuant to Section 2.02, upon receipt by the Trustee of a Company Order. Each Security shall be dated the date of its authentication unless otherwise provided in the Series Supplement delivered pursuant to Section 2.02.

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The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Series Supplement delivered pursuant to Section 2.02, except as provided in Section 2.08.

Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to the applicable provisions of Article Five) shall be fully protected in relying on: (a) the Series Supplement establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officers’ Certificate complying with Section 1.03 and (c) an Opinion of Counsel complying with Section 1.03.

The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; or (b) if the Trustee in good faith by its trust committee shall determine that such action would expose the Trustee to liability to Holders of any then outstanding Series of Securities.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an agent of the Trustee to deal with the Company or an Affiliate of the Company.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form set forth in the applicable Series Supplement duly executed by or on behalf of the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

In case the Company, pursuant to Article Seven, shall be amalgamated, consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of substantially all of its properties and assets to any Person, and the Successor Company shall have assumed (or, by operation of law, shall have become liable for) the obligations of the Company under the Securities pursuant to Article Seven, any of the Securities authenticated or delivered prior to such amalgamation, consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the Successor Company, be exchanged for other Securities executed in the name of the Successor Company with such changes in phraseology and form as may be appropriate (but which shall not affect the rights or duties of the Trustee), but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Successor Company, shall authenticate and deliver replacement Securities as specified in such request for the purpose of such exchange. If replacement Securities shall at any time be authenticated and delivered in any new name of a Successor Company pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such Successor Company, at the option of any Holder but without expense to such Holder, shall provide for the exchange of all Securities at the time Outstanding held by such Holder for Securities authenticated and delivered in such new name.

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2.05        TEMPORARY SECURITIES

Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine (but which shall not affect the rights or duties of the Trustee), as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities of the same Series containing identical terms and provisions upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 9.02 or the relevant Series Supplement, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and, upon Company Order, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same Series containing identical terms and provisions and evidencing the same indebtedness as the temporary Securities so exchanged. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

2.06        REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE

The Company shall cause to be kept (i) by the Trustee at its Corporate Trust Office or (ii) by such other registrar as the Company may appoint at such other place or places (if any) in respect of any Series as the Company may designate pursuant to the related Series Supplement or Section 9.02, a register (the register maintained in such office and in any other office or agency designated pursuant to Section 9.02 being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Trustee or the Person maintaining the Security Register shall provide for the registration of Securities and of transfers of Securities as herein provided. Said office or agency shall be the “Security Registrar” for the Securities of each Series.

Upon surrender for registration of transfer of any Security at the Corporate Trust Office of the Trustee or any other office or agency of the Company designated pursuant to Section 9.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Securities of the same Series of any authorized denomination or denominations, of a like aggregate principal amount and containing identical terms and provisions.

At the option of the Holder, Securities may be exchanged for other Securities of the same Series containing identical terms and provisions, in any authorized denomination or denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the replacement Securities which the Holder making the exchange is entitled to receive.

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Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer, or for exchange or redemption, shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.04, 2.05, 8.06, 10.08 or 10.09 not involving any transfer.

The Company shall not be required (a) to issue replacement Securities or register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities under Section 10.05 and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

2.07        BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES

(a)            The related Series Supplement shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities. Ownership of the Book-Entry Securities will be constituted through beneficial interests in the Book-Entry Securities held by the Depositary or its nominee in the form of a Global Security, and will be represented through book-entry accounts of Clearing Agency Participants, acting on behalf of the Beneficial Owners of such Book-Entry Securities. Any registration of beneficial ownership in, and transfers of beneficial ownership of, Book-Entry Securities may be made only through the applicable Book-Based System by a Clearing Agency Participant of the Depositary identified in the related Series Supplement. In such case, the Trustee shall deal with the Depositary and Clearing Agency Participants as representatives of the Beneficial Owners of such Securities for purposes of exercising the rights of Holders hereunder, as provided in this Indenture. Requests and directions from such representatives shall not be deemed to be inconsistent if they are made with respect to different Beneficial Owners.

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(b)           Notwithstanding any provisions to the contrary contained in any other provisions of this Indenture and in addition thereto, except as otherwise specified in the related Series Supplement, any Book-Entry Security that is a Global Security shall be exchangeable pursuant to Section 2.06 of this Indenture for Securities of the same Series registered in the names of Beneficial Owners other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary within 90 days of such event, (ii) the Company executes and delivers to the Trustee an Officers’ Certificate to the effect that such Global Security shall be so exchangeable or (iii) an Event of Default with respect to the Securities of such Series represented by such Global Security shall have occurred and be continuing. Any Book-Entry Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of such Book-Entry Security with like tenor and terms.

Except as provided above in this Section 2.07(b), a Global Security may only be transferred in whole but not in part (i) by the Depositary with respect to such Global Security to a nominee of such Depositary, (ii) by a nominee of such Depositary to such Depositary or another nominee of such Depositary or (iii) by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

(c)            Any Global Security issued hereunder shall bear a legend in substantially the following form:

“THIS SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (B) THIS SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(B) OF THE INDENTURE, (C) THIS SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (D) EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.07(B) OF THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY (X) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, (Y) BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR (Z) BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

(d)           The Company, the Trustee and any agent of the Trustee shall treat a person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

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2.08        MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES

If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Security, pay such Security.

Upon the issuance of any replacement Securities under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every replacement Security of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security of such Series shall constitute a contractual obligation of the Company, whether or not the destroyed, lost or stolen Security of such Series shall be at any time enforceable by anyone, and the Holder thereof shall be entitled to all benefits of this Indenture equally and proportionately with any and all Holders of other Securities of such Series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

2.09        PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and, to the extent provided for in the Series Supplement in respect of such Security and to the extent lawful, interest on such defaulted interest at the interest rate provided for such purpose in such Series Supplement (such defaulted interest and any interest thereon herein collectively called “Default Interest”), shall forthwith cease to be payable to the Holder of such Security on the Regular Record Date by virtue of having been such Holder; and such Default Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

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(a)            The Company may elect to make payment of any Default Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Default Interest, which shall be fixed in the manner following. The Company shall notify the Trustee in writing of the amount of Default Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee or the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Default Interest or shall make arrangements satisfactory to the Trustee or the Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Default Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Default Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Default Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Default Interest and the Special Record Date therefor having been so mailed, such Default Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).

(b)           The Company may make payment of any Default Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

2.10        PERSONS DEEMED OWNERS

Prior to the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 2.09) interest on such Security and for all other purposes whatsoever other than the obligations of the Company under Section 9.07, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

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2.11            CANCELLATION

All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by the Trustee. The Company shall deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. Upon written request by the Company, all cancelled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that cancelled Securities be returned to it.

2.12            COMPUTATION OF INTEREST

Except as otherwise contemplated by Section 2.01, interest on the Securities of any Series shall be computed on the basis of a year of twelve 30-day months. For the purposes of the Interest Act (Canada), the yearly rate of interest to which any rate of interest payable under a Security, which is to be calculated on any basis other than a full calendar year, is equivalent may be determined by multiplying the rate by a fraction, the numerator of which is the number of days in the calendar year in which the period for which interest at such rate is payable and the denominator of which is the number of days comprising such other basis.

ARTICLE 3
DEFEASANCE AND COVENANT DEFEASANCE

3.01            COMPANY’S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE

The Company may, at its option by Board Resolution, at any time, with respect to the Securities or any Series of Securities, elect to have either Section 3.02 or Section 3.03 be applied to all Outstanding Securities or all Outstanding Securities of such Series upon compliance with the conditions set forth below in this Article Three.

3.02            DEFEASANCE AND DISCHARGE

Upon the Company’s exercise under Section 3.01 of the option applicable to this Section 3.02, the Company (and, as applicable, any Guarantors) shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities or all Outstanding Securities of a Series, as the case may be, on the date the conditions set forth in Section 3.04 below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 3.05 and the other Sections of this Indenture referred to in (A), (B), and (C) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive solely from the trust fund described in Section 3.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 2.05, 2.06, 2.08, 9.02, 9.03, 9.07 (for purposes of applying Section 9.07, if the Trustee (or any other qualifying trustee referred to in Section 3.04(1)) is required by law or by the interpretation or administration thereof to withhold or deduct any amount for or on account of Taxes (as defined in Section 9.07) from any payment made from the trust fund described in Section 3.04 under or with respect to the Securities, such payment shall be deemed to have been made by the Company and the Company shall be deemed to have been so required to withhold or deduct) and 9.08, (C) the Company’s right of redemption in respect of such Securities pursuant to Section 10.01(b), provided that either (i) the change or amendment referred to therein occurs after defeasance is exercised by the Company in accordance with Section 3.04 or (ii) the Company was, immediately before the defeasance, entitled to redeem the Securities pursuant to Section 10.01(b), in which case the Company may redeem the Securities in accordance with Article Ten by complying with such Article and depositing with the Trustee, in accordance with Section 10.06, an amount of money sufficient, together with all amounts held in trust pursuant to Section 3.04(1), to pay the Redemption Price of all the Securities to be redeemed, (D) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith, including the Company’s obligations under Section 5.07 and (E) this Article Three. Subject to compliance with this Article Three, the Company may exercise its option under this Section 3.02 notwithstanding the prior exercise of its option under Section 3.03 with respect to the Securities.

3.03            COVENANT DEFEASANCE

Upon the Company’s exercise under Section 3.01 of the option applicable to this Section 3.03, the Company (and, as applicable, any Guarantors) shall be released from its obligations under any covenant contained in Article Seven and in Sections 9.04 through 9.06 and any and all additional or different covenants in the Series Supplement (unless otherwise indicated therein), in each case, with respect to the Outstanding Securities or the Outstanding Securities of the applicable Series, as the case may be, on and after the date the conditions set forth below in Section 3.04 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed Outstanding for financial accounting purposes). For this purpose, such covenant defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 4.01(c), but, except as specified above, the remainder of this Indenture (including Section 5.07 hereof) and such Securities shall be unaffected thereby. In addition, upon the Company’s exercise under Section 3.01 of the option applicable to Section 3.03, none of Subsections 4.01(c) through (e) nor any additional or different Events of Default established in the applicable Series Supplement (unless otherwise specified therein) shall constitute Events of Default with respect to such Securities.

3.04            CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE

The following shall be the conditions to application of either Section 3.02 or Section 3.03 to all Outstanding Securities or all Outstanding Securities of a Series, as applicable:

(1)           The Company shall irrevocably have deposited or, through the Paying Agent, caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 5.09 who shall agree to comply with the provisions of this Article Three applicable to it) as trust funds, in trust, for the purpose of making the following payments in its own capacity or through the Paying Agent, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (x) cash in the currency or currencies in which such Securities are payable or (y) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in the currency or currencies in which such Securities are payable or (z) any combination of the foregoing which would, in the aggregate, be in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants or chartered accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (and which shall be applied by the Trustee or the Paying Agent (or other qualifying trustee) to pay and discharge) the principal of, and interest and premium, if any, on, such Securities on the respective Stated Maturities (or Redemption Date, if applicable) thereof; provided that the Trustee or the Paying Agent (or other qualifying trustee) shall have been irrevocably instructed by the Company to apply such money to said payments with respect to such Securities. Before such a deposit, the Company may give the Trustee, in accordance with Section 10.03 hereof, a notice of its election to redeem all of the Outstanding Securities or all of the Outstanding Securities of a Series at a future date in accordance with Article Ten hereof or any applicable provisions of the Series Supplement for such Securities, which notice shall be irrevocable.

(2)           No Default or Event of Default shall have occurred and be continuing on the date of the deposit under clause (1) above or, insofar as Subsection 4.01(d), (e) or (f) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3)           Neither the Company nor any Restricted Subsidiary is an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(4)           Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(5)           In the case of an election under Section 3.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of issuance of such Securities, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, such Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(6)           In the case of an election under Section 3.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that such Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(7)           The Company shall have delivered to the Trustee an Opinion of Counsel in Canada to the effect that such Holders will not recognize income, gain or loss for Canadian federal or provincial income tax or other tax (including withholding tax) purposes as a result of such defeasance or covenant defeasance, as applicable, and will be subject to Canadian federal and provincial income tax and other tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as applicable, had not occurred. This condition may not be waived by any Holder or the Trustee.

(8)           The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit made by the Company pursuant to its election under Section 3.02 or Section 3.03 was not made by the Company with the intent of preferring such Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

(9)           The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either the defeasance under Section 3.02 or the covenant defeasance under Section 3.03 (as the case may be) have been complied with.

3.05            DEPOSITED MONEY TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

Subject to the provisions of the last paragraph of Section 9.03 and the provisions of Section 5.06, all money and Government Obligations (including any proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 3.05, the “Trustee”) in respect of Securities of a Series pursuant to Section 3.04 shall be held in trust and applied by the Trustee, in accordance with the provisions of this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal of, and interest or premium, if any, on, such Securities, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee on an after-tax basis against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 3.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the applicable Series.

Anything in this Article Three to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations held by it as provided in Section 3.04 which, in the opinion of a nationally recognized firm of independent public accountants or chartered accountants expressed in a written certification thereof delivered to the Trustee (which may be included with the opinion delivered under Section 3.04(1)), are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance, as the case may be, of the applicable Securities or Series of Securities.

3.06            REINSTATEMENT

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 3.05, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 3.02 or 3.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 3.05; provided, however, that, if the Company makes any payment of the principal of, or interest, premium, or other amounts, if any, on, any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 4
REMEDIES

4.01            EVENTS OF DEFAULT

Unless otherwise indicated for a particular Series of Securities by the applicable Series Supplement, with respect to each Series of Securities, “Event of Default”, wherever used herein, means any one of the following events and any additional events identified as being an Event of Default in respect of such Series in the related Series Supplement (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)               default in the payment of the principal of (or the Redemption Price on) any Security of such Series when it becomes due and payable at its Maturity; or

(b)               default in the payment of any interest or any Additional Amounts on any Security of such Series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(c)               default in the performance, or breach, of any covenant of the Company or of any Material Subsidiary in this Indenture that is applicable to such Series (other than a default in the performance, or breach, of a covenant which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 60 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such Series a written notice specifying such default or breach and stating that such notice is a “Notice of Default” hereunder; or

(d)               the Company or any Material Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

(1)           commences a voluntary case or proceeding;

(2)           consents to the entry of a Bankruptcy Order in an involuntary case or proceeding or the commencement of any case against it;

(3)           consents to the appointment of a Custodian of it or for any substantial part of its property;

(4)           makes a general assignment for the benefit of its creditors or files a proposal or other scheme of arrangement involving the rescheduling or composition of its indebtedness;

(5)           files a petition in bankruptcy or an answer or consent seeking reorganization or relief; or

(6)           consents to the filing of such petition in bankruptcy or the appointment of or taking possession by a Custodian; or

(e)               a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company or any Material Subsidiary, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days; or

(f)                a Custodian shall be appointed out of court with respect to the Company or any Material Subsidiary, or with respect to all or any substantial part of the property of the Company or any Restricted Subsidiary and, if the Company or such Restricted Subsidiary shall be contesting such appointment in good faith, such appointment continues for 90 consecutive days.

“Bankruptcy Law” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other similar applicable Canadian federal or provincial law or similar applicable law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors. “Custodian” means any receiver, interim receiver, receiver and manager, trustee in bankruptcy, liquidator, sequestrator or similar official under any Bankruptcy Law or any other person with like powers. “Bankruptcy Order” means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor’s property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

4.02            ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT

If an Event of Default (other than an Event of Default specified in Section 4.01(d), 4.01(e) or 4.01(f)) occurs and is continuing with respect to any Series of Securities, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such Series then Outstanding may declare the principal of all such Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable. If an Event of Default specified in Section 4.01(d), 4.01(e) or 4.01(f) occurs and is continuing with respect to a Series of Securities, then the principal of all Securities of such Series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Company shall deliver to the Trustee, within 15 days after the Company becoming aware of the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default and any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

At any time after a declaration of acceleration has been made in respect of an Event of Default with respect to any Series of Securities and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of such affected Series may, by a Holder Direction, rescind and annul such declaration and the consequences of such declaration of acceleration. In each such case, the rescission and annulment will be effective on the last date on which each of the following have been satisfied:

(a)               written notice of such Holder Direction is delivered to the Company and the Trustee;

(b)               the Company has paid or deposited, or caused to be paid or deposited, with the Trustee a sum sufficient to pay

(1)           all overdue interest on any Securities of such Series,

(2)           all principal, premium and other amounts for any Securities of such Series that have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by such Securities,

(3)           to the extent provided for in the Series Supplement in respect of the Securities of such Series and to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided for such purpose in such Series Supplement, and

(4)           all sums paid or advanced by the Trustee hereunder, the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee pursuant to Section 5.07; and

(c)               all Events of Default with respect to such Series, other than the non-payment of principal of, and interest, premium and other amounts on, Securities of such Series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 4.13.

No such rescission and annulment shall affect any subsequent Event of Default with respect to such Series or impair any right consequent thereon. In addition, no recission or annulment in respect of one Series shall affect any Event of Default with respect to any other Series or impair any right of the Trustee or the Holders of such other Series with respect thereto.

4.03            COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE

The Company covenants that if:

(a)               default is made in the payment of any interest or Additional Amounts on any Security of a Series of Securities when such interest or Additional Amounts becomes due and payable and such default continues for a period of 30 days, or

(b)               default is made in the payment of the principal of (or premium, if any, on) any Security of a Series of Securities at the Maturity thereof,

the Company will, upon demand of the Trustee or, subject to Section 4.07, upon demand of the Holders of not less than 25% in aggregate principal amount of the Securities of such Series then Outstanding, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and, to the extent provided for in the Series Supplement for such Securities and to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate provided for such purpose in such Series Supplement; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to a Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities of such Series under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights.

4.04            TRUSTEE MAY FILE PROOFS OF CLAIM

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)                to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee pursuant to Section 5.07) and of the Holders allowed in such judicial proceeding, and

(b)                to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, in its own capacity or through the Paying Agent; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee or the Paying Agent and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 5.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any proposal, plan of reorganization, arrangement, adjustment or composition or other similar arrangement affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

4.05            TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee pursuant to Section 5.07, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

4.06            APPLICATION OF MONEY COLLECTED

Any money collected by the Trustee pursuant to this Article for a Series of Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of such Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 5.07 with respect to such Series;

SECOND: To the payment of the amounts then due and unpaid upon such Securities for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest;

THIRD: To the payment of any other amounts due and payable with respect to such Series; and

FOURTH: The balance, if any, to the Company.

4.07            LIMITATION ON SUITS

No Holder of any Securities of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or such Securities, or for the appointment of a receiver, receiver and manager or trustee in respect of the Company or a Subsidiary of the Company, or to pursue any other remedy hereunder, unless

(a)                such Holder has previously given written notice to the Trustee and the Company, or has received written notice from the Trustee, of a continuing Event of Default with respect to such Series;

(b)               the Holders of not less than 25% in aggregate principal amount of all of the Outstanding Securities of such Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)               such Holder or Holders have offered to the Trustee reasonable funding and indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)               the Trustee for 60 days after its receipt of such notice, request and offer of funding and indemnity has failed to institute any such proceeding; and

(e)               during such 60-day period the Trustee has not received a contrary Holder Direction from the Holders of such Series; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders (whether of the same Series or any other Series), or to obtain or to seek to obtain priority or preference over any other Holders (whether of the same Series or any other Series) or to enforce any right under this Indenture except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

4.08            UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 2.09) interest and any Additional Amounts on such Security on the respective Maturities thereof expressed in such Security and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

4.09            RESTORATION OF RIGHTS AND REMEDIES

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

4.10            RIGHTS AND REMEDIES CUMULATIVE

Except as provided in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

4.11            DELAY OR OMISSION NOT WAIVER

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

4.12            CONTROL BY HOLDERS

Except as otherwise provided in this Indenture, and subject to compliance with the provisions of this Indenture requiring the giving of sufficient funds and indemnity to the Trustee, the Holders of a Series shall have the right, in each case by a Holder Direction, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, under this Indenture with respect to such Securities; provided that

(a)               such Holder Direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability,

(b)               subject to the provisions of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such Holder Direction, and

(c)                 such Holder Direction is not unduly prejudicial to the rights of other Holders of Securities of such Series.

4.13            WAIVER OF PAST DEFAULTS

The Holders of Outstanding Securities of any Series with respect to which a Default or Event of Default shall have occurred and be continuing may, on behalf of all Holders of such Series, waive any past Default or Event of Default hereunder and its consequences by providing written notice of a Holder Direction to the Trustee, except a Default or Event of Default

(a)               in the payment of the principal of (or premium, if any) or interest on any such Security of such Series, or

(b)               in respect of a covenant or provision hereof which under Article Eight cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver becoming effective with respect to a Series, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for purposes of such Series for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

4.14            UNDERTAKING FOR COSTS

All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of a Series of Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

ARTICLE 5
THE TRUSTEE

5.01            CERTAIN DUTIES AND RESPONSIBILITIES

(a)               Except during the continuance of an Event of Default,

(1)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b)               In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)               No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this Subsection shall not be construed to limit the effect of Subsections (a) or (b) of this Section;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent;

(3)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a Holder Direction relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4)           no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)               Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

5.02            NOTICE OF DEFAULTS

The Trustee shall, within a reasonable time but not exceeding 90 days after the occurrence of any Default with respect to any Series, transmit by mail to all Holders of the applicable Series, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default is not an Event of Default and shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interests of the Holders of the Securities of such Series and the Trustee so advises the Company in writing.

Where notice of the occurrence of any Default is given by the Trustee under the preceding paragraph and the Default is thereafter cured, the Company shall notify the Trustee of such cure, and the Trustee shall, within a reasonable time but not exceeding 60 days after the Trustee becomes aware of the curing of the Default, transmit by mail to all Holders of the applicable Series, as their names and addresses appear in the Security Register, the Company’s notice that the Default is no longer continuing.

5.03            CERTAIN RIGHTS OF TRUSTEE

Except as otherwise provided in Section 5.01:

(a)               the Trustee may act and rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)               any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security to the Trustee for authentication and delivery pursuant to Section 2.04 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)               whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate and/or Opinion of Counsel;

(d)               the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)               the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)                except as provided in clause (a) above, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g)               the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)               in no event shall the Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(i)                   in no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

5.04            NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Securities created hereunder. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

5.05            MAY HOLD SECURITIES

The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, and, subject to Section 5.13 and the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

5.06            MONEY HELD IN TRUST

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

5.07            COMPENSATION, REIMBURSEMENT AND INDEMNITY

The Company agrees:

(a)               to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder in accordance with a written fee schedule executed by the Company, which may be amended from time to time with the written consent of the Company and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)               except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable properly documented expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the properly documented expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable solely to its or its agents’ negligence, willful misconduct or bad faith; and

(c)               to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim and lien prior to the Securities of any Series, pro rata in accordance with their respective principal amounts, upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of Holders of particular Securities, including such funds held for the payment of the principal of, or any interest, premium or other amounts payable on, such Securities.

The Company’s payment of indemnity obligations pursuant to this Section 5.07 shall survive the discharge of this Indenture and the expiry of any trusts created hereby and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 4.01(d), (e) or (f), the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

5.08            CONFLICTING INTERESTS

The Trustee shall comply with the terms of Trust Indenture Act Section 310(b).

5.09            CORPORATE TRUSTEE REQUIRED; ELIGIBILITY

There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Section 310(a)(1) and which shall have a combined capital and surplus of at least U.S.$50,000,000 and have its Corporate Trust Office in The City of New York to the extent there is such an institution eligible and willing to serve. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

5.10            RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR

(a)               No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 5.11.

(b)               The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 5.11 shall not have been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction (at the Company’s expense) for the appointment of a successor Trustee.

(c)               The Trustee may be removed at any time with respect to the Securities of a Series by a Holder Direction from the Holders of the Outstanding Securities of such Series delivered to the Trustee and to the Company.

(d)               If at any time:

(1)           the Trustee shall fail to comply with the provisions of Section 5.08 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)           the Trustee shall cease to be eligible under Section 5.09, or

(3)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver or receiver and manager of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Securities or any applicable Series of Securities, or (ii) subject to Section 4.14, in the case of clause (1) above, the Holder of any Security who has been a bona fide Holder of a Security for at least six months, and in the case of clauses (2) and (3) above, the Holder of any Security and any other interested party may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect all Securities of such Series and the appointment of a successor Trustee.

(e)               If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to one or more Series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those Series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such Series and that at any time there shall be only one Trustee with respect to the Securities of any particular Series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to any Series shall be appointed by a Holder Direction and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 5.11, become the successor Trustee with respect to such Series and, to that extent, supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed with respect to a Series, by the Company or the Holders of the Securities of such Series, and so accepted such appointment, the retiring Trustee or the Holder of any Security of such Series who has been a bona fide Holder for at least six months may on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)                Any new Trustee hereunder appointed under any provision of this Section shall be qualified to act as Trustee hereunder in accordance with Section 5.09, shall certify that it will not have any material conflict of interest upon becoming Trustee hereunder, and shall accept the trusts herein declared and provided for. On any new appointment, the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

(g)              The Company shall give notice of each resignation and each removal of the Trustee with respect to a Series and each appointment of a successor Trustee with respect to a Series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities of such Series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee for such Series and the address of its Corporate Trust Office.

5.11            ACCEPTANCE OF APPOINTMENT BY SUCCESSOR

(a)               Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all amounts due it under Section 5.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to the claim and lien provided for in Section 5.07. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b)               In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) Series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more Series shall execute and deliver a supplemental indenture wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates; (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee; and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture other than as hereinafter expressly set forth, and each such successor Trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee and upon the payment of any amount to the Trustee under Section 5.07, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates.

(c)               No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

5.12            MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the institutional trust services business of the Trustee, shall be the successor of such Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to the authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

5.13            TRUSTEE NOT TO BE APPOINTED RECEIVER

Neither the Trustee nor any “related person”, as defined in the Business Corporations Act (Ontario), to the Trustee, shall be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Company.

5.14            ACCEPTANCE OF TRUSTS

The Trustee hereby accepts the trusts imposed upon it by this Indenture and covenants and agrees to perform the same as herein expressed.

ARTICLE 6
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

6.01            DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS

(a)               Upon application to the Trustee in accordance with the Trust Indenture Act, Holders of a particular Series of Securities may communicate pursuant to the Trust Indenture Act with other Holders of such Series with respect to their rights under this Indenture or the Securities.

(b)               In addition, a Holder of a particular Series of Securities may, upon payment to the Trustee of a reasonable fee and subject to compliance with any applicable requirement of the Trust Indenture Act, require the Trustee to furnish within 10 days after receiving the affidavit or statutory declaration referred to below, a list setting out (i) the name and address of every registered Holder of Outstanding Securities of such Series, the aggregate principal amount of Outstanding Securities owned by each registered Holder of such Series and (ii) the aggregate principal amount of Outstanding Securities of such Series, each as shown on the records of the Trustee on the day that the affidavit or statutory declaration is delivered to the Trustee. The affidavit or statutory declaration, as the case may be, shall contain (x) the name and address of the Holder, (y) where the Holder is a corporation, its name and address for service and (z) a statement that the list will not be used except in connection with an effort to influence the voting of the Holders of such Series, an offer to acquire such Securities, or any other matter relating to such Securities or the affairs of the Company. Where the Holder is a corporation, the affidavit or statutory declaration shall be made by a director or officer of the corporation.

(c)               Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of such list of the names and addresses of the Holders, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under the Trust Indenture Act.

(d)               The Company shall comply with the terms of Trust Indenture Act Section 312(a).

6.02            REPORTS BY TRUSTEE

Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 if required by Trust Indenture Act Section 313(a).

6.03            REPORTS BY COMPANY

The Company shall:

(a)               file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b)               file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c)               transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports filed by the Company pursuant to Subsections (a) and (b) of this Section.

ARTICLE 7
AMALGAMATION, CONSOLIDATION, MERGER, CONVEYANCE,
TRANSFER OR LEASE

7.01            COMPANY MAY AMALGAMATE, ETC., ONLY ON CERTAIN TERMS

The Company shall not amalgamate or consolidate with or merge with or into any other Person or convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person by liquidation, winding-up or otherwise (in one transaction or a series of related transactions) unless:

(a)               either (1) the Company shall be the continuing corporation or (2) the Person (if other than the Company) formed by such amalgamation or consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, lease or other disposition the properties and assets of the Company substantially as an entirety (the “Successor Company”) (i) shall be a corporation, company, partnership or trust organized and validly existing under (A) the federal laws of Canada or any Province thereof or (B) the laws of the United States of America or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities of every Series under this Indenture (provided, however, that the Successor Company shall not be required to execute and deliver such a supplemental indenture in the event of an amalgamation of the Company with one or more other Persons, in which (x) the amalgamation is governed by the laws of Canada or any province thereof, (y) the Successor Company and the Company are, immediately prior to such amalgamation, organized and existing under the laws of Canada or any province thereof and (z) upon the effectiveness of such amalgamation, the Successor Company shall have become or shall continue to be (as the case may be), by operation of law, liable for the due and punctual payment of the Securities and the due and punctual performance and observance of all other obligations of the Company under the Securities of every Series under this Indenture);

(b)               immediately after giving effect to such transaction (and, to the extent applicable in respect of any Series, treating any Debt which becomes an obligation of the Company or a Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(c)               the Company or the Successor Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such amalgamation, consolidation, merger, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction (or series of transactions), such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been satisfied.

7.02            SUCCESSOR SUBSTITUTED

Upon any amalgamation, consolidation or merger, or any conveyance, transfer, lease or other disposition of the properties and assets of the Company substantially as an entirety, in accordance with Section 7.01, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Company had been named as the Company herein; and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.

ARTICLE 8
SUPPLEMENTS AND AMENDMENTS TO INDENTURE

8.01            SUPPLEMENTAL INDENTURES AND AMENDMENTS WITHOUT CONSENT OF HOLDERS

Without the consent of any Holders, the Company, when authorized by a Board Resolution, any Guarantors of the affected Securities, if applicable, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)               to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities in accordance with Article Seven;

(b)               to add to the covenants of the Company for the benefit of the Holders of any Series of Securities, or to Events of Default in respect of a Series of Securities, or to surrender any right or power herein or in the Securities of any Series conferred upon the Company;

(c)               to give effect to any Holder Direction or any other direction from Holders permitted to be given under this Indenture, and to any other Act of the Holders made, given or taken by the Holders of one or more Series in accordance with this Indenture;

(d)               to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series, and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 5.11(b);

(e)               to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that, in each case, such provisions shall not adversely affect the interests of the Holders of any Series in any material respect;

(f)                to add security to, to further secure, or to guarantee the Securities of any Series;

(g)               to confirm and evidence the release, termination or discharge of any guarantee or security in respect of the Securities of any Series when such release, termination or discharge, as applicable, is permitted by this Indenture; or

(h)               to make any other change to this Indenture or the Securities of a Series that does not adversely affect the interests of the Holders of the Securities of such Series in any material respect.

In addition, without the consent of any Holders, but subject to the terms and conditions of this Indenture, the Company and the Trustee may, and the Trustee shall, upon the written request of the Company or when so directed by this Indenture, make, execute, acknowledge and deliver Series Supplements from time to time to establish the form or terms of a Series of Securities which the Company wishes to issue under this Indenture.

8.02            SUPPLEMENTAL INDENTURES AND CERTAIN AMENDMENTS WITH CONSENT OF HOLDERS

The Company, when authorized by a Board Resolution, any Guarantors of the affected Securities, if applicable, and the Trustee may, and the Trustee shall upon written request of the Company or when so directed by this Indenture, enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities of any Series or of waiving or modifying in any manner the rights of the Holders of a Series under this Indenture or the Securities of such Series upon delivery to the Company and the Trustee of written notice of a Holder Direction from the Holders of Outstanding Securities of each Series that would be affected by such supplemental indenture or indentures, as the case may be; provided, however, that no such supplemental indenture, amendment or waiver shall, without the consent of the Holder of each Outstanding Security of a Series affected thereby:

(a)                change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or reduce the Redemption Price thereof, or change the coin or currency in which the principal of any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

(b)               reduce the percentage in principal amount of the Outstanding Securities of such Series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture; or

(c)               modify any of the provisions of this Section or Section 4.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security of such Series affected thereby.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. Notwithstanding anything to the contrary in this Indenture, any action that is permitted or authorized to be taken by a Holder Direction shall be binding upon all Holders of the applicable Series regardless of whether a particular Holder shall have approved such Holder Direction and, except as otherwise provided in such Holder Direction, regardless of whether the Holders of any other affected Series shall have approved such action in respect of such other affected Series under this Section.

8.03            EXECUTION OF SUPPLEMENTAL INDENTURES

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to the Trust Indenture Act and Section 5.03 hereof) shall be fully protected in acting and relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, that any conditions precedent have been satisfied, and that the supplemental indenture is legal, valid, binding and enforceable under the laws of the State of New York, and conforms to the Trust Indenture Act. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

8.04            EFFECT OF SUPPLEMENTAL INDENTURES

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities of the applicable Series theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

8.05            CONFORMITY WITH THE TRUST INDENTURE ACT

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

8.06            REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee or the Company, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and, upon Company Order, authenticated and delivered by the Trustee in exchange for Outstanding Securities.

8.07            EXECUTION OF SUBORDINATION AGREEMENTS

In the event that the Trustee receives an Officers’ Certificate (i) to the effect that the Company or a Restricted Subsidiary proposes to issue Debt subordinated in right of payment to Securities of any Series or the senior indebtedness of such Restricted Subsidiary, as the case may be, and that the issuance of such new subordinated Debt is in compliance with the terms of this Indenture and (ii) requesting that the Trustee execute a subordination agreement (or instrument of like effect) with the holders of such subordinated Debt or their representative, then, upon Company Order, the Trustee shall, without the consent of any Holder, execute such subordination agreement (or instrument of like effect).

ARTICLE 9
COVENANTS

9.01            PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST

The Company covenants and agrees for the benefit of the Holders of each Series that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of such Series in accordance with the terms of such Securities and this Indenture.

9.02            MAINTENANCE OF OFFICE OR AGENCY

The Company will maintain, or cause the related Security Registrar or related Paying Agent, as the case may be, to maintain, an office or agency at each Place of Payment for a Series where Securities of such Series may be presented or surrendered for payment and where such Securities may be surrendered for registration of transfer or exchange. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may from time to time designate one or more other offices or agencies (in or outside of the Place of Payment) where the Securities of one or more Series may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Place of Payment for each Series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

9.03            MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST

If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) or, to extent specified in the applicable Series Supplement, other consideration sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum or other consideration to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a)               hold all sums held by it for the payment of the principal of (and premium, if any) and interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)               give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

(c)               at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums and other consideration held in trust by the Company or such Paying Agent, such sums and other consideration to be held by the Trustee upon the same trusts as those upon which such sums and other consideration were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums and other consideration.

Except as otherwise provided in the Series Supplement, and subject to applicable laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years (or such shorter period as may be specified in the applicable abandoned property statutes) after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

9.04            CORPORATE EXISTENCE

Subject to Article Seven, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate (or its applicable equivalent) existence and corporate (or its applicable equivalent) power and authority of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such corporate or equivalent existence and corporate or equivalent power and authority if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

9.05            PAYMENT OF TAXES AND OTHER CLAIMS

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of the Company or any Restricted Subsidiary that would produce a material adverse effect on the Consolidated financial condition of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

9.06            PROVISION OF FINANCIAL INFORMATION

(a)                 The Company shall file with the Trustee within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and quarterly reports and of the information, documents and other reports which the Company may be required to file with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

(b)               If the Company is not required to file with the Commission such reports and other information referred to in Section 9.06(a), the Company shall furnish without cost to each Holder of the Securities and file with the Trustee (i) within 120 days after the end of each fiscal year, audited year-end financial statements prepared in accordance with IFRS and substantially in the form prescribed by applicable Canadian regulatory authorities for Canadian public reporting companies (whether or not the Company is a public reporting company at the time), and (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, unaudited quarterly financial statements prepared in accordance with IFRS and substantially in the form prescribed by applicable Canadian regulatory authorities for Canadian public reporting companies (whether or not the Company is a public reporting company at the time). The Company shall also make such reports available to prospective purchasers of the Securities, securities analysts and broker-dealers upon their request.

9.07            PAYMENT OF ADDITIONAL AMOUNTS

All payments made by the Company under or with respect to the Securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter “Taxes”), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Securities, the Company will pay as interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder in respect of a Beneficial Owner (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received in respect of such Beneficial Owner if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder in respect of a Beneficial Owner (each, an “Excluded Holder”) (i) with which the Company does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment, (ii) that is, or does not deal at arm’s length with, a “specified non-resident shareholder” of the Company within the meaning of subsection 18(4) of the Income Tax Act (Canada) at the time of the making of such payment; (iii) which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the acquisition or mere holding of Securities or the receipt of payments thereunder, (iv) which is subject to such Taxes by reason of its failure to comply with any certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a pre-condition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes, (v) if the Securities are presented for payment more than 15 days after the date on which such payment or such Securities became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to such Additional Amounts had the Securities been presented on the last day of such 15-day period) or (vi) to the extent that such withholding is imposed on a payment to a Holder or Beneficial Owner who is an individual pursuant to European Union Directive 2003/48/EC on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive. The Company will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. Upon the written request of a Holder, the Company will furnish, as soon as reasonably practicable, to such Holder certified copies of tax receipts evidencing such payment by the Company. The Company will indemnify and hold harmless each Holder in respect of a Beneficial Owner (other than an Excluded Holder) and, upon written request of any Holder (other than an Excluded Holder) reimburse such Holder for the amount of (i) any such Taxes so levied or imposed and paid by such Holder as a result of any failure of the Company to withhold, deduct or remit to the relevant tax authority, on a timely basis, the full amounts required under applicable law; and (ii) any such Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i), so that the net amount received by such Holder in respect of a Beneficial Owner after such reimbursement would not be less than the net amount such Holder would have received in respect of such Beneficial Owner if such Taxes on such reimbursement had not been imposed.

At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, stating the amounts so payable and will set forth such other information necessary to enable the Trustee, on behalf of the Company, to pay such Additional Amounts to Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), Redemption Price, interest or any other amount payable under or with respect to any Security such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made (if applicable).

The obligations of the Company under this Section 9.07 shall survive the discharge and termination of this Indenture and the payment of all amounts under or with respect to the Securities.

9.08            STATEMENT AS TO COMPLIANCE

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the date hereof (or within such shorter time period as may be required by the Trust Indenture Act) and otherwise upon the demand of the Trustee, a brief certificate of its principal executive officer, principal financial officer or principal accounting officer stating whether, to such officer’s knowledge, the Company is in compliance with all covenants and conditions to be complied with by it under this Indenture. For purposes of this Section 9.08, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

The Company shall furnish to the Trustee, upon the demand of the Trustee, evidence, in the form required by the Trustee, as to the Company’s compliance with any condition in the Indenture relating to any action required or permitted to be taken by the Company under this Indenture or as a result of any obligation imposed by this Indenture.

9.09            WAIVER OF CERTAIN COVENANTS

The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 9.05 and 9.06 or in any and all additional or different covenants or conditions provided in the applicable Series Supplement (except as otherwise indicated therein), in each case, with respect to any Series of Securities to which such covenant or condition applies, if, before or after the time for such compliance, the Holders of the Outstanding Securities of such affected Series shall, by Holder Direction, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect for purposes of such Series.

ARTICLE 10
REDEMPTION OF SECURITIES

10.01         RIGHT OF REDEMPTION

(a)               The Securities of a Series may be redeemed, at the election of the Company, as a whole or from time to time in part, at any time, subject to the conditions and at the Redemption Price specified in the form of Security set forth in the applicable Series Supplement, together with accrued interest to the Redemption Date.

(b)               If, as a result of any change in, or amendment to, the laws (or any regulations promulgated thereunder) or treaties of Canada or the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, any official position regarding the application or interpretation of such laws, regulations or treaties, which change or amendment is announced or becomes effective on or after the date of issuance of the Securities of any particular Series, the Company has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Securities of such Series, any Additional Amounts in accordance with Section 9.07 hereof, then the Company may, at its option, redeem such Securities, as a whole but not in part, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the Redemption Date; provided that the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company not including substitution of the obligor under such Securities.

10.02         APPLICABILITY OF ARTICLE

Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

10.03         ELECTION TO REDEEM; NOTICE TO TRUSTEE

The election of the Company to redeem any Securities pursuant to Section 10.01 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 30 but not more than 60 days prior to the Redemption Date fixed by it (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, the applicable Series of Securities to be redeemed and of the principal amount of such Securities to be redeemed.

10.04         SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED

If less than all the Securities of a Series are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected not more than 60 days and not less than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such Series not previously called for redemption, on a pro rata basis, and the amounts to be redeemed may be equal to Cdn$1,000 (for Securities denominated in Canadian dollars) or U.S.$1,000 (for Securities denominated in U.S. dollars) or any integral multiple thereof.

The Trustee shall promptly notify the Company and the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

10.05         NOTICE OF REDEMPTION

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities of the Series to be redeemed, at its address appearing in the Security Register.

All notices of redemption shall state:

(a)               the Redemption Date;

(b)               the Redemption Price;

(c)               if less than all Outstanding Securities of a Series are to be redeemed, the identification (and, in the case of a Security to be redeemed in part, the principal amount) of the particular Securities to be redeemed;

(d)               that on the Redemption Date the Redemption Price will become due and payable upon each such Security, and that interest thereon shall cease to accrue on and after said date; and

(e)               the place or places where such Securities are to be surrendered for payment of the Redemption Price.

(f)                Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at its request, by the Trustee in the name and at the expense of the Company.

10.06         DEPOSIT OF REDEMPTION PRICE

Prior to, and in any event no later than 10:00 a.m. New York City time, on any Redemption Date, the Company shall deposit or cause to be deposited with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.03) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

10.07         SECURITIES PAYABLE ON REDEMPTION DATE

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 2.09.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

10.08         SECURITIES REDEEMED IN PART

Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 9.02 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and, upon Company Order, the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a replacement Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

10.09         SECURITIES PURCHASED IN PART

Any Security that is to be purchased only in part shall be surrendered to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in Section 9.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and, upon Company Order, the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a replacement Security or Securities, of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the principal amount of the Security so surrendered that is not purchased.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

AGNICO EAGLE MINES LIMITED

By:
Name:
Title:

By:
Name:
Title: